                                      BYE-LAWS

                                         OF

                    INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.


                          TABLE OF CONTENTS
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ARTICLE I -- GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . .1

     1.1   DEFINITIONS AND INTERPRETATION. . . . . . . . . . . . . . . . .1
     1.2   REGISTERED OFFICE; PRINCIPAL BUSINESS OFFICE. . . . . . . . . .2
     1.3   THE SEAL. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.4   DUPLICATE SEAL. . . . . . . . . . . . . . . . . . . . . . . . .2
     1.5   SECURITIES SEAL . . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE II -- SHARES AND SHAREHOLDERS GENERALLY. . . . . . . . . . . . . .3

     2.1   SHARE RIGHTS GENERALLY. . . . . . . . . . . . . . . . . . . . .3
     2.2   SPECIAL RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . .4
     2.3   SHARE ISSUANCES . . . . . . . . . . . . . . . . . . . . . . . .4
     2.4   BROKERAGE FEES AND COMMISSIONS. . . . . . . . . . . . . . . . .4
     2.5   SHARE CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . .4
     2.6   LOST OR DESTROYED CERTIFICATES. . . . . . . . . . . . . . . . .4
     2.7   ISSUANCE UNDER SEAL; SIGNATURES . . . . . . . . . . . . . . . .4
     2.8   INCREASE OF CAPITAL . . . . . . . . . . . . . . . . . . . . . .4
     2.9   ALTERATION OF CAPITAL . . . . . . . . . . . . . . . . . . . . .5
     2.10  REDUCTION OF CAPITAL. . . . . . . . . . . . . . . . . . . . . .5
     2.11  DIVIDENDS AND OTHER PAYMENTS. . . . . . . . . . . . . . . . . .5
     2.12  RESERVES. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.13  REGISTER OF SHAREHOLDERS. . . . . . . . . . . . . . . . . . . .7
     2.14  REGISTER OF DIRECTORS AND OFFICERS. . . . . . . . . . . . . . .7
     2.15  TRANSFER OF SHARES. . . . . . . . . . . . . . . . . . . . . . .7
     2.16  TRANSMISSION OF SHARES. . . . . . . . . . . . . . . . . . . . .8
     2.17  RECORD DATES. . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.18  SERVICE OF NOTICES AND OTHER DOCUMENTS. . . . . . . . . . . . .9
     2.19  RESTRICTIONS ON TRASNFER OF SHARES. . . . . . . . . . . . . . .

ARTICLE III -- SHARE RIGHTS. . . . . . . . . . . . . . . . . . . . . . . .9

     3.1   SHARE CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.2   DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . .
     3.3   LIQUIDATION PREFERENCE. . . . . . . . . . . . . . . . . . . . .
     3.4   CONVERSION INTO COMMON STOCK. . . . . . . . . . . . . . . . . .
     3.5   VOTING RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . .
     3.6   PROTECTIVE PROVISIONS . . . . . . . . . . . . . . . . . . . . .
     3.7   RESIDUAL RIGHTS . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE IV -- MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . 10

     4.1   GENERAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . . 10
     4.2   SPECIAL GENERAL MEETINGS. . . . . . . . . . . . . . . . . . . 10
     4.3   TELEPHONE MEETINGS. . . . . . . . . . . . . . . . . . . . . . 11
     4.4   ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER
           BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.5   PROCEEDINGS AT GENERAL MEETINGS . . . . . . . . . . . . . . . 11
     4.6   CHAIRMAN. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     4.7   VOTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     4.8   CUMULATIVE VOTING . . . . . . . . . . . . . . . . . . . . . . 13
     4.9   CORPORATE TRANSACTIONS. . . . . . . . . . . . . . . . . . . . 14
     4.10  PROXIES AND CORPORATE REPRESENTATIVES . . . . . . . . . . . . 14
     4.11  SHAREHOLDER ACTION BY UNANIMOUS WRITTEN CONSENT WITHOUT A
           MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

                                      -i-

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                          TABLE OF CONTENTS
                             (CONTINUED)

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ARTICLE V -- DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . 15

     5.1   POWERS AND DUTIES OF THE BOARD. . . . . . . . . . . . . . . . 15
     5.2   DELEGATION OF THE BOARD'S POWERS. . . . . . . . . . . . . . . 16
     5.3   NUMBER. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     5.4   CLASSES OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . 17
     5.5   APPOINTMENT AND REMOVAL OF DIRECTORS. . . . . . . . . . . . . 17
     5.6   RESIGNATION AND DISQUALIFICATION OF DIRECTORS . . . . . . . . 18
     5.7   ALTERNATE DIRECTORS . . . . . . . . . . . . . . . . . . . . . 18
     5.8   DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES. . . 19
     5.9   PLACE OF MEETINGS; TELEPHONE MEETINGS . . . . . . . . . . . . 19
     5.10  DIRECTOR'S INTERESTS. . . . . . . . . . . . . . . . . . . . . 19
     5.11  PROCEEDINGS OF THE BOARD. . . . . . . . . . . . . . . . . . . 20
     5.12  NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     5.13  QUORUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     5.14  CHAIRMAN. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     5.15  BOARD ACTION BY UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING . 21
     5.16  REPRESENTATION OF SHARES OF OTHER CORPORATIONS. . . . . . . . 21
     5.17  MINUTES . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE VI -- OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . 22

     6.1   OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     6.2   ELECTION OF OFFICERS. . . . . . . . . . . . . . . . . . . . . 22
     6.3   SECRETARY . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     6.4   CHIEF FINANCIAL OFFICER . . . . . . . . . . . . . . . . . . . 22
     6.5   SUBORDINATE OFFICERS. . . . . . . . . . . . . . . . . . . . . 23

ARTICLE VII -- RECORDS, REPORTS AND NOTICES. . . . . . . . . . . . . . . 23

     7.1   ACCOUNTING RECORDS AND FINANCIAL STATEMENTS . . . . . . . . . 23
     7.2   AUDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     7.3   MAINTENANCE OF SHAREHOLDER REGISTER . . . . . . . . . . . . . 24
     7.4   MAINTENANCE AND INSPECTION OF BYE-LAWS. . . . . . . . . . . . 24
     7.5   ANNUAL REPORT TO SHAREHOLDERS . . . . . . . . . . . . . . . . 24

ARTICLE VIII -- INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . 24

     8.1   INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY. . . 24
     8.2   WAIVER OF CLAIM BY SHAREHOLDER. . . . . . . . . . . . . . . . 25
     8.3   INDEMNIFICATION OF OTHERS . . . . . . . . . . . . . . . . . . 25
     8.4   PAYMENT OF EXPENSES IN ADVANCE. . . . . . . . . . . . . . . . 25
     8.5   INDEMNITY NOT EXCLUSIVE . . . . . . . . . . . . . . . . . . . 25
     8.6   INSURANCE INDEMNIFICATION . . . . . . . . . . . . . . . . . . 26
     8.7   CONFLICTS . . . . . . . . . . . . . . . . . . . . . . . . . . 26

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                          TABLE OF CONTENTS
                             (CONTINUED)


                                                                        PAGE
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ARTICLE IX -- BYE-LAWS . . . . . . . . . . . . . . . . . . . . . . . . . 26

     9.1   AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     9.2   APPROVAL BY CLASS . . . . . . . . . . . . . . . . . . . . . . 26

                                   -iii-

                                    BYE-LAWS OF

                    INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

                          ARTICLE I -- GENERAL INFORMATION

1.1    DEFINITIONS AND INTERPRETATION

       In these Bye-Laws unless the context otherwise requires:

       (a)    "Bermuda" shall mean the Islands of Bermuda;

       (b) "Board" shall mean the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

       (c) "Company" shall mean the company incorporated in Bermuda under the name of Interwave Communications International Ltd. on the 17th day of June, 1994;

       (d) The "Companies Act" shall mean the Bermuda Companies Act, 1981, as amended, from time to time;

       (e) "Junior Shares" shall mean all Common Shares and any other shares of the Company other than the Preferred Shares;

       (f) "Memorandum" shall mean the Memorandum of Association of the Company as filed pursuant to the Companies Act.

       (g)    "Paid up" shall mean paid up or credited as paid up;

       (h)    "Register" shall mean the Register of Members of the Company;

       (i) "Seal" shall mean the common seal of the Company and includes any duplicate thereof;

       (j) "Secretary" includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

       (k) "Securities Act" shall mean the Securities Act of 1933, as amended, of the United States, 15 U.S.C. Section 77a et. seq.

       (l) "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting shares shall at the time be owned by the Company or by one or more Subsidiaries of the Company;

       (m)    "Shareholder" shall mean a shareholder or member of the Company;

       (n) "these Bye-Laws" shall mean these Bye-Laws in their present form or as from time to time amended;

       (o) for the purpose of these Bye-Laws a corporation shall be deemed to be present in person if its representative duly authorized pursuant to the Companies Act is present;

       (p) words meaning the singular number only include the plural number and vice versa;

       (q) words meaning the masculine gender only include the feminine and neuter genders respectively;

       (r) words referring to persons include companies or associations or bodies of persons, whether incorporated or not incorporated;

       (s) references to writing shall include typewriting, printing, lithography, photography, facsimile or other telecopy and other modes of representing or reproducing words in a legible and non-transitory form;

       (t) any words or expressions defined in the Companies Act in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

       (u) all dollar amounts or fractions thereof stated herein shall refer to U.S. dollars.

1.2    REGISTERED OFFICE; PRINCIPAL BUSINESS OFFICE

       The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint. The principal business office of the Company may be at such place within or outside of Bermuda as the Board shall determine.

1.3    THE SEAL

       The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the center thereof. Should the Seal not have been received at the registered office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the center thereof.

       The Board shall provide for the custody of the Seal. The Seal shall only be used by authority of the Board or of a committee authorized by the Board in that behalf. Subject to these Bye-Laws, any instrument to which the Seal is affixed shall be signed by a Director and by the Secretary or by a second Director; provided that any Officer or Director may affix the Seal over his signature only to authenticate copies of these Bye-Laws, incorporating documents, the minutes of any meeting or any other documents requiring authentication by such Officer or Director.

1.4    DUPLICATE SEAL

       (a) The Company may have for use in any territory, district, or place elsewhere than in Bermuda an official seal (in these Bye-Laws referred to as a "Duplicate Seal"), which shall be a facsimile of the Seal.

       (b) A deed or other document to which the Duplicate Seal is duly affixed shall bind the Company as if it had been sealed with the Seal.

       (c) The Company having a Duplicate Seal for use in any such territory, district or place may, by writing under its Seal, authorize any person or persons appointed for the purpose as its agent or agents in that territory, district or place to affix the Duplicate Seal to any deed or other document to which the Company is party in that territory, district or place.

       (d) As between the Company and the person dealing with such an agent or agents, the authority of such agent or agents continues during the period (if any) mentioned in the instrument conferring the authority, or if no period is there mentioned, then until notice of the revocation or determination of the authority of such agent or agents has been given to the person dealing with him.

       (e) The person affixing the Duplicate Seal shall certify in writing on the deed or other instrument to which the Duplicate Seal is affixed the date on which it is affixed.

       (f) The powers referred to in this Bye-Law shall be vested in the Directors and whenever in these Bye-Laws reference is made to the Seal the reference shall, when and so far as may be applicable, be deemed to include any Duplicate Seal and any Securities Seal (as defined in Bye-Law 1.5 below).

1.5    SECURITIES SEAL

       (a) The Company may have, for use for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued, an official seal (in these Bye-Laws referred to as a "Securities Seal") which is a facsimile of the Seal with the addition on its face of the word "Securities".

       (b) Each certificate to which the Securities Seal shall be affixed need not bear any signature.

             ARTICLE II -- SHARES AND SHAREHOLDERS GENERALLY

2.1    SHARE RIGHTS GENERALLY

       Subject to any special rights conferred on the holders of any series or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may in general meeting determine or, if there has not been any such determination or so far as such determination shall not make specific provision, as the Board may determine.

       Subject to the provisions of Section 42A of the Act, any preferred shares may, with the sanction of a resolution of the Shareholders, be issued on terms:

       (a) that they are to be repurchased on the happening of a specified event or on a given date and/or,

       (b) that they are liable to be repurchased at the option of the Company; and/or

       (c) if authorized by the Memorandum of the Company, that they are liable to be repurchased at the option of the holder.

       The terms and manner of repurchase shall be provided for by way of amendment of these Bye-Laws.

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2.2    SPECIAL RIGHTS

       The special rights conferred upon the holders of any series or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

2.3    SHARE ISSUANCES

       Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

2.4    BROKERAGE FEES AND COMMISSIONS

       The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

2.5    SHARE CERTIFICATES

       The preparation, issue and delivery of certificates shall be governed by the Companies Act. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

2.6    LOST OR DESTROYED CERTIFICATES

       If a share certificate is defaced, lost or destroyed it may be replaced without fee, subject to any applicable terms as to evidence and indemnity and subject to the charge to the Shareholder for the reimbursement of the reasonable payment of costs and out of pocket expenses incurred by the Company in investigating such evidence and preparing such indemnity. In case of defacement, a replacement certificate will be issued conditioned on delivery of the old certificate to the Company.

2.7    ISSUANCE UNDER SEAL; SIGNATURES

       All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

2.8    INCREASE OF CAPITAL

       The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company in general meeting shall prescribe.

       Any new shares shall be subject to all the provisions of these Bye-Laws with reference to forfeiture, transfer, transmission and otherwise.

       The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase of subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

2.9    ALTERATION OF CAPITAL

       The Company may from time to time in general meeting;

       (a) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

       (b) consolidate all or any of its share capital into shares of larger par value than its existing shares;

       (c) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum;

       (d) change the currency denomination of its share capital in accordance with the provisions of Sections 45 and 46 of the Companies Act;

       (e) make provision for the issue and allotment of shares which do not carry any voting rights; and

       (f) cancel shares which, upon the passing of a resolution to that effect, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled.

2.10   REDUCTION OF CAPITAL

       Subject to the Companies Act, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time in general meeting authorize the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner. In relation to any such reduction, the Company may in general meeting determine the terms upon which such reduction is to be effected.

2.11   DIVIDENDS AND OTHER PAYMENTS

       (a) Subject to any special rights provided pursuant to these Bye-Laws and the provisions of Section 54 of the Act, the Board may from time to time declare cash dividends to be paid to the Shareholders according to their rights and interests in the profits including such interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

       (b) No dividend or other moneys payable by the Company on or in respect of any shares shall bear interest against the Company.

       (c) Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable with respect to the shares held by such joint holders.

       (d) With the sanction of the Company in general meeting, the Board may (a) declare a distribution to any Shareholder out of contributed surplus and (b) may direct payment or satisfaction of such distribution or any dividend wholly or in part by the distribution of specific assets, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholder upon the footing of the values so fixed in order to secure equality of distribution and may vest such specific assets in trustees as may seem expedient to the Board.

       (e) Neither the Company nor any of its Subsidiaries shall make any distribution to the Company's Shareholders on any shares of any class or series which are junior to outstanding shares of any other class or series with respect to distribution of assets on liquidation if, after giving effect thereto, the excess of its assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) over its liabilities (not including deferred taxes, deferred income and other deferred credits) would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made; provided, however, that for the purpose of applying this section to a distribution of cash or property in payment in whole or in part of an obligation incurred by the Company in connection with the purchase of its shares, there shall be deducted from liabilities any amount which had been added thereto at the time the obligation was incurred, but not in excess of the principal of the obligation which will remain unpaid after the distribution. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall make any distribution to the Company's Shareholders on any shares of its stock of any class or series which are junior to outstanding shares of any other class or series at any time that such senior securities are outstanding.

       (f) Neither the Company nor any of its Subsidiaries shall make any distribution to the Company's Shareholders on any shares of any class or series which are junior to outstanding shares of any other class or series with respect to payment of dividends unless the amount of the retained earnings of the Company immediately prior thereto equals or exceeds the amount of the proposed distribution plus the aggregate amount of the cumulative dividends in arrears on all shares having a preference with respect to payment of dividends over the class or series to which the distribution is made; provided, however, that for the purpose of applying this section to a distribution of cash or property in payment in whole or in part of an obligation incurred by the Company in connection with the purchase of its shares, there shall be added to retained earnings any amount that had been deducted therefrom at the time the obligation was incurred, but not in excess of the principal of the obligation which remains unpaid immediately prior to the distribution. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall make any distribution to the Company's Shareholders on any shares of its stock of any class or series which are junior to outstanding shares of any other class or series at any time that such senior securities are outstanding.

       (g) Sections 2.11(e) and (f) shall not apply to a purchase or redemption of shares of a deceased or disabled Shareholder from the proceeds of life insurance or disability insurance in excess of the total amount of all premiums paid by the Company for such insurance, in order to carry out the provisions of an agreement between the Company and such Shareholder to purchase or redeem such shares upon the death or disability of the Shareholder. Sections 2.11(e) and (f) also shall not apply to distributions made by the Company and approved by the Board of Directors in connection with the repurchase of Common Shares issued to or held by directors, officers, employees and consultants of the Company upon termination of their employment or services pursuant to agreements providing the Company such a right of repurchase.

2.12   RESERVES

       The Board may, before recommending or declaring any dividend, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think it prudent not to distribute.

2.13   REGISTER OF SHAREHOLDERS

       In accordance with this Section 2.13 and Section 6.4 below, the Secretary shall establish and maintain the Register of Shareholders at the Registered Office in the manner prescribed by the Companies Act. Unless the Board otherwise determines, the Register of Shareholders shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon on every working day.

2.14   REGISTER OF DIRECTORS AND OFFICERS

       The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Act.

       The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon on every working day.

2.15   TRANSFER OF SHARES

       Subject to the Companies Act and to such of the restrictions contained in these Bye-Laws as may be applicable, and to such agreements as may be binding upon such Shareholder from time to time, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

       No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, restraining order or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share, if properly executed by the appropriate party or by a court of competent jurisdiction.

2.16   TRANSMISSION OF SHARES

       For the purpose of this Section 2.16, legal personal representative shall mean the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognized by the Company for the purpose of this Section 2.16.

       In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the legal personal representative, where he was sole holder, shall be the only person recognized by the Company as having any title to his shares. Nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons.

       Any person becoming entitled to a share as a consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favor of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

       A person becoming entitled to a share as a consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon delivering such evidence as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect to the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

       Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this
Section 2.16.

2.17   RECORD DATES

       Notwithstanding any other provisions of these Bye-Laws the Company in general meeting or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings and proxy solicitation materials. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is dispatched.

2.18   SERVICE OF NOTICES AND OTHER DOCUMENTS

       Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

       Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its dispatch.

       Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his or her name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                             ARTICLE III -- SHARE RIGHTS


3.1    SHARE CAPITAL

       (a) The capital of the Company shall be divided into such shares with the rights and restrictions contained in these Bye-Laws as follows:

              (i) The total number of Preferred Shares which the Company shall have authority to issue shall be 10,000,000, US$0.001 par value. The Preferred Shares may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and to fix the number of shares of any series of Preferred Shares and the designation of any such series of Preferred Shares. The board of Directors, within the limits and restrictions stated in any resolution or resuolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.

              (ii) 100,000,000 of Common Shares of a par value of US$0.001, the holders of which shall, subject to the provisions of these Bye-laws:

                     (1)    be entitled to one vote per Common Share;

                     (2) be entitled to such dividends as the Directors may from time to time declare with respect to such Common Shares;

                     (3) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganization or otherwise or upon any distribution of capital, be entitled to an amount equal to the par value per Common Share and thereafter to all the surplus assets attributable to such Common Shares.

                        ARTICLE IV -- MEETINGS

4.1    GENERAL MEETINGS

       The Board shall convene and the Company shall hold Annual General Meetings in accordance with the requirements of the Companies Act at such times and places as the Board shall appoint.

4.2    SPECIAL GENERAL MEETINGS

       A special general meeting of the Shareholders may be called at any time by the Board, or by the chairman of the Board, or by the president, or by one or more Shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

       If a special meeting is called by any person other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 4.4 of this Article IV, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than ten(10) nor more than sixty
(60) days after the receipt of the request. Nothing contained in this paragraph of this Section 4.2 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

4.3    TELEPHONE MEETINGS

       A meeting of the Shareholders or any class or series thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participating in such a meeting shall constitute presence in person at such meeting.

4.4    ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

       Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation,

       (a)    nominations for the election of directors, and

       (b) business proposed to be brought before any stockholder meeting may be made by the board of directors or proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of their intent to make such nomination or nominations or to propose such business. To be timely, such stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. To be in proper form, a stockholder's notice to the secretary shall set forth:

             (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

              (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

              (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

              (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

              (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

       The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

4.5    PROCEEDINGS AT GENERAL MEETINGS

       No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a Chairman which shall not be treated as part of the business of the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of Shareholders. Notwithstanding the foregoing, no business may be transacted at any general meeting of Shareholders unless at least two Shareholders are present at the meeting in person. The Shareholders present in person or by proxy at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved at such meeting by at least a majority of the shares required to constitute a quorum.

       If within five minutes (or such longer time as the Chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the Chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person (whatever the number of shares held by them) shall be a quorum.

       Each Director shall be entitled to attend and speak at any general meeting of the Company.

4.6    CHAIRMAN

       The Chairman (if any) of the Board or, in his absence, the President shall preside as Chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither of the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as Chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as Chairman if willing to act. If no Director is present or, if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be Chairman.

       The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

       Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

4.7    VOTING

       Save where a greater majority is required by the Companies Act or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

       At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

       (a)    the Chairman of the meeting or any Director; or

       (b) at least three Shareholders present in person or represented by proxy; or

       (c) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than five percent (5%) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

       (d) a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than five percent (5%) of the total sum paid up on all such shares conferring such right.

       Unless a poll is so demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

       If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

       Any poll demanded shall be taken forthwith.

       The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is earlier.

       On a poll, votes may be cast either personally or by proxy.

       A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

       In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the Chairman of such meeting shall not be entitled to a second or casting vote.

       In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

       A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

       No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

       If (i) any objection shall be raised to the qualification of any voter or (ii) any votes have been counted which ought not been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same may have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

4.9    CORPORATE TRANSACTIONS

       (a) AMALGAMATION OR MERGER: An amalgamation or merger of the Company with or into another corporation, shall be approved by the affirmative vote of a majority of the outstanding shares entitled to vote.

       (b) SALE OF ASSETS: A sale, lease, conveyance, exchange, transfer or other disposal of all or substantially all of the Company's assets (with the exception of transactions which are, in the judgment of the Board, in the usual and regular course of the Company's business) shall be approved by the affirmative vote of a majority of the outstanding shares entitled to vote.

       (c) SHARE EXCHANGE: Any transaction in which the Company acquires shares of another corporation in exchange in whole or in part for its equity securities (or the equity securities of a corporation which is in control of the Company), whereby, immediately after the acquisition, the Company has control of the other corporation, shall be approved by the affirmative vote of a majority of the outstanding shares entitled to vote.

       (d) EXCEPTIONS: No approval of the outstanding shares will be required under subsections (a) and (c) of this Section 4.9 if the Company, or its Shareholders immediately before the reorganization, or both, shall own (immediately after the reorganization) equity securities, other than any warrant or right to subscribe to or purchase such equity securities, of the surviving or acquiring corporation or a parent party possessing more than five-sixths of the voting power of the surviving or acquiring corporation or parent party. In making the determination of ownership by the Shareholders of the Company, immediately after the reorganization, of equity securities pursuant to the preceding sentence, equity securities which Shareholders owned immediately before the reorganization as Shareholders of another party to the transaction shall be disregarded. For the purpose of this section only, the voting power of a corporation shall be calculated by assuming the conversion of all equity securities convertible, immediately or at some future time, into shares entitled to vote but not assuming the exercise of any warrant or right to subscribe to or purchase such shares.

       (e)    VOTING REQUIREMENTS:  The voting requirements in this Section
4.9 are in addition to any voting requirements set forth in the Companies Act or elsewhere in these Bye-Laws.

4.10   PROXIES AND CORPORATE REPRESENTATIVES

       The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorized by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same.

       Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office a proxy or (if a corporation) an authorization and such proxy or authorization shall be valid for all general meetings and adjournments thereof until notice of revocation is received at the Registered Office. Where a standing proxy or authorization exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorization, which shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

       Subject to this Section 4.10, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) prior to the holding of the meeting or adjourned meeting at which the person named in the instrument proposed to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.

       Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

       A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

       Subject to the Companies Act, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorizations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings.

4.11   SHAREHOLDER ACTION BY UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING

       Subject to the Companies Act, any action required or permitted to be taken by the Shareholders may be taken without a meeting, provided that all Shareholders individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Shareholders. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Shareholders.

                        ARTICLE V -- DIRECTORS

5.1    POWERS AND DUTIES OF THE BOARD

       Subject to the provisions of the Companies Act and these Bye-Laws and to any direction given by the Company in general meeting, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such director shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

       The Board may exercise all the powers to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

       All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

       The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

       The Board may, with the approval of the President, from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

       The Board may, from time to time without the approval of the Shareholders of the Company, but subject to the requirements of the Companies Act, authorize, and cause the Company to repurchase any of its issued and outstanding shares.

5.2    DELEGATION OF THE BOARD'S POWERS

       The Board may, by power of attorney, appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

       The Board may entrust to and confer upon any Director or officer any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

       The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed upon it by the Board.

5.3    NUMBER

       The authorized number of directors of the Company shall be nine members. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

5.4    CLASSES OF DIRECTORS

       The Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of shareholders following the date hereof, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three years. At the second annual meeting of shareholders following the date hereof, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three years. At the third annual meeting of shareholders following the date hereof, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three years. At each succeeding annual meeting of shareholders, Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual meeting.

       Notwithstanding the foregoing provisions of this Article, each Director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

5.5    APPOINTMENT AND REMOVAL OF DIRECTORS

       Subject to the Companies Act and these Bye-Laws, a director shall hold office until the expiration of the term for which elected and until a successor has been qualified and elected.

       The Shareholders shall at the Annual General Meeting and may in any general meeting determine the minimum and the maximum number of Directors and may in general meeting determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company in general meeting in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any Shareholder being an individual to be a Director so as to fill a casual vacancy.

       The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting and he shall be entitled to be heard at that meeting. No Director may be removed (unless the entire Board is removed) when the votes cast against the removal would be sufficient to elect the Director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of Directors authorized at the time of the Director's most recent election were then being elected. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

5.6    RESIGNATION AND DISQUALIFICATION OF DIRECTORS

       The office of a Director shall be vacated upon the happening of any of the following events:

       (a) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

       (b) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

       (c)    if he becomes bankrupt or compounds with his creditors;

       (d)    if he is prohibited by law from being a Director;

       (e) if he ceases to be a Director by virtue of the Companies Act or is removed from office pursuant to these Bye-Laws.

5.7    ALTERNATE DIRECTORS

       The Company may in general meeting elect a person or persons qualified to be Directors to act as Directors in the alternative to any of the Directors of the Company or may authorize the Board to appoint such Alternate Directors. Additionally, unless otherwise resolved by the Shareholders, a Director may appoint an Alternate Director to act as a Director in his or her stead by notifying the Secretary in writing of such appointment. Any Alternate Director may be removed by the Company in general meeting, and if appointed by the Board, may be removed by the Board and, subject thereto, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

       An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is an alternate in his absence.

       Any person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a Director.
Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is an alternate.

5.8    DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

       The amount, if any, of Directors' fees shall from time to time be determined by the Shareholders of the Company in a general meeting and in the absence of a determination to the contrary in general meeting, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable traveling, hotel and incidental expenses in attending and returning from meetings of the Board or committee constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

5.9    PLACE OF MEETINGS; TELEPHONE MEETINGS

       Regular meetings of the Board may be held at any place within or outside of Bermuda that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal business office of the Company. Special meetings of the Board may be held at any place within or outside Bermuda that has been designated in the notice of the meeting or, if not stated in the notice, at the registered office of the Company.

       Any meeting, regular or special, of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

5.10   DIRECTOR'S INTERESTS

       (a) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way or salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

       (b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

       (c) Subject to the provisions of the Companies Act, a Director may, notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favor of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

       (d) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Act, a Director shall not by reason of his office be accountable to the Company for any benefits which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

       (e) Subject to the Companies Act and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

5.11   PROCEEDINGS OF THE BOARD

       The Board may meet for the dispatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes.

       Regular meetings of the Board may be held without additional notice if the times of such meeting are fixed by the Board. No business not contemplated in the notice of any such meeting shall be conducted at such meeting.

       Special meetings of the Board for any purpose or purposes may be called, with reasonable notice given, at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two directors.
 No business not contemplated in the notice of any such meeting shall be conducted at such meeting.

       The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

5.12   NOTICE

       Notice of a board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or received by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of an meeting prospectively.

5.13   QUORUM

       A quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the Directors. Any Director who ceases to be a Director at a board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

       (a) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Act and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested; provided, however, his vote shall be not counted, and he shall not be taken into account in ascertaining whether a quorum is present.

       (b) So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no quorum of Directors remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

5.14   CHAIRMAN

       The Board may elect a Chairman of the Board from amongst its members. If no Chairman of the Board is elected or he is absent, the President shall be Chairman. If at any meeting neither the Chairman of the Board nor the President is present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

5.15   BOARD ACTION BY UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING

       Any action required or permitted to be taken by the Board or a committee thereof may be taken without a meeting, provided that all members of the Board or the committee, as the case may be, individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Board.

5.16   REPRESENTATION OF SHARES OF OTHER CORPORATIONS

       The chairman of the Board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of the Company, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of the Company all rights incidental to any and all shares of any other corporation or corporations standing in the name of the Company. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.17   MINUTES

       The Directors shall cause minutes to be made and books kept for the purpose of recording:

       (a)    all appointments of officers made by the Directors;

       (b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

       (c) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees;

       (d)    of all proceedings of managers (if any).

                       ARTICLE VI -- OFFICERS

6.1    OFFICERS

       The officers of the Company shall include a President or a Chairman and a Vice-President or Vice-Chairman who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each annual general meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such other office (including any additional Vice-Presidencies) as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.
Save as provided in the Companies Act or these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

6.2    ELECTION OF OFFICERS

       The officers of the Company, except such officers as may be appointed in accordance with the provisions of these Bye-Laws, shall be chosen by the Board, subject to the rights, if any, of an officer under any contract of employment.

6.3    SECRETARY

       The secretary shall keep or cause to be kept, at the registered office of the Company, a book of minutes of all meetings and actions of directors, committees of the Board and Shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at Shareholders' meetings, and the proceedings thereof.

       The secretary shall keep, or cause to be kept, at the registered office of the Company or at the office of the Company's transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

       The secretary shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board required to be given by law or by these Bye-Laws, and shall keep the seal of the Company in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bye-Laws.

6.4    CHIEF FINANCIAL OFFICER

       The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director.

       The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board, and shall disburse the funds of the Company as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Company, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bye-Laws.

6.5    SUBORDINATE OFFICERS

       The Board may with the approval of the President appoint, or the Board may empower the President to appoint, such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bye-Laws or as the Board may from time to time determine.

               ARTICLE VII -- RECORDS, REPORTS AND NOTICES

7.1    ACCOUNTING RECORDS AND FINANCIAL STATEMENTS

       The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Act and the United States Foreign Corrupt Practices Act, whether or not the same may be applicable.

       The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an officer of the Company) shall have the right to inspect any accounting record or book or document of the Company except as conferred by law or authorized by the Board or the Company in general meeting.

7.2    AUDIT

       (a) APPOINTMENT OF AUDITOR. Subject to Section 88 of the Companies Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Shareholders shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company. Such Auditor shall be a firm of independent public accountants of national standing in the United States.

       (b) REMUNERATION OF AUDITOR. The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Shareholders may determine.

       (c) VACATION OF OFFICE OF AUDITOR. If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

       (d) ACCESS TO BOOKS OF THE COMPANY. The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the

Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

7.3    MAINTENANCE OF SHAREHOLDER REGISTER

       The Company shall keep either at its Registered Office or at the office of its transfer agent or registrar (if either be appointed) or at some other place in Bermuda of which the Registrar of Companies has received notice, as determined by resolution of the Board, a Register of its Shareholders listing the names and addresses of all Shareholders and the number and class of shares held by each Shareholder. In addition, a copy of such Register shall be kept at its principal executive offices.

7.4    MAINTENANCE AND INSPECTION OF BYE-LAWS

       The Company shall keep at its registered office in Bermuda and at its principal business office outside Bermuda the original or a copy of these Bye-Laws as amended to date, which Bye-Laws shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal business office of the Company is outside Bermuda and the Company has no principal business office there, then the Secretary shall, upon the written request of any Shareholder, furnish to that Shareholder a copy of these Bye-Laws as amended to date.

7.5    ANNUAL REPORT TO SHAREHOLDERS

       The Board shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Company. Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 4.2 of these Bye-Laws for giving notice to Shareholders of the Company.

       The annual report shall contain a consolidated balance sheet of the Company and its subsidiaries, as of the end of such fiscal year, and consolidated statements of income, Shareholders' equity and cash flows of the Company and its subsidiaries for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Company.

                    ARTICLE VIII -- INDEMNIFICATION

8.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

       The Directors, Secretary and other Officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the

Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this Indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

8.2    WAIVER OF CLAIM BY SHAREHOLDER


       Each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer in his or her capacity as such, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer nor to any matter in which a Director or Officer fails to discharge his duty to act honestly and in good faith with a view towards the best interests of the Company. Notwithstanding the foregoing, this waiver of claims does not apply to claims arising under the United States federal securities laws, and claims arising under such laws are hereby specifically excluded from this waiver.


8.3    INDEMNIFICATION OF OTHERS

       The Company shall have the power, to the extent and in the manner permitted by the Companies Act, to indemnify each of its employees and agents (other than directors and officers) against expenses judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. For purposes of this Article VIII, an "employee" or "agent" of the Company (other than a director or officer) includes any person
(i) who is or was an employee or agent of the Company (ii) who is or was serving at the request of the Company as an employee or agent of another corporation partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a Company which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

8.4    PAYMENT OF EXPENSES IN ADVANCE

       Subject to the Companies Act, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 8.1 or for which indemnification is permitted pursuant to
Section 8.2 following authorization thereof by the Board shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VIII.

       Each Shareholder of the Company, by virtue of his acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that advances of funds made by the Company to a Director under this Section are made to meet expenditures incurred for the purpose of enabling such Director to properly perform his or her duties as an officer of the Company.

8.5    INDEMNITY NOT EXCLUSIVE

       The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bye-Law, agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Memorandum.

8.6    INSURANCE INDEMNIFICATION

       The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article VIII.

8.7    CONFLICTS

       No indemnification or advance shall be made under this Article VIII, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

              (1) That it would be inconsistent with a provision of the Memorandum, these Bye-Laws, a resolution of the Shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

              (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                     ARTICLE IX -- BYE-LAWS

9.1    AMENDMENT

       Notwithstanding anything to the contrary contained herein, no Bye-Law shall be rescinded, altered or amended and no new Bye-Law shall be made until the same has been approved by a resolution by the Board and by the affirmative vote at any general meeting of a sixty percent (60%) of all outstanding shares entitled to vote, voting as a single class, or by such greater majority as may be required by the Companies Act or these Bye-Laws.

9.2    APPROVAL BY CLASS

       A proposed amendment to these Bye-Laws must be approved by the affirmative vote of a majority of the outstanding shares entitled to vote of any class of stock, whether or not such class is entitled to vote thereon by the provision of these Bye-Laws, if the amendment would:

       (a) Increase or decrease the aggregate number of authorized shares of such class, except that no such vote is required:

              (i) For an amendment effecting only a stock split, (including an increase in the authorized number of shares in proportion thereto); or

              (ii) For an amendment to increase the authorized shares of any class to such number as will be sufficient from time to time, when added to the previously authorized but unissued shares of such class, to satisfy any option to purchase share or conversion right of securities convertible into shares, if the Company had obtained the approval of the outstanding shares of such class for the issue of such options or convertible securities.

       (b) Effect an exchange, reclassification or cancellation of all shares or part of the shares of such class, other than a stock split;

       (c) Effect an exchange, or create a right of exchange of all or part of the shares of another class into shares of such class;

       (e) Cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid.

       For the purposes of this Section 9.2, different series of the same class of shares shall not constitute different classes for the purpose of voting by classes except when a series is adversely affected by an amendment in a different manner than other series of the same class.

       This Section 9.2 may only be amended by the affirmative vote of a majority of the outstanding shares entitled to vote of each class and series of stock of which shares are outstanding.